UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 16, 2024

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 765-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 16, 2024, a jury returned a verdict against Phillips 66 Company, a wholly owned subsidiary of Phillips 66 (the “Company”), in a lawsuit brought by Propel Fuels Inc. in the Superior Court of the State of California, Alameda County (the “Court”), in the amount of $604.9 million in compensatory damages. The Court has not yet entered a judgment in the case and several post-trial motions are pending before the Court. In the lawsuit, Propel Fuels Inc. alleged that Phillips 66 Company misappropriated trade secrets related to its renewable fuels business. Phillips 66 Company has denied any wrongdoing and intends to vigorously defend its position. The Company is evaluating all of its legal options.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws regarding the above-mentioned lawsuit. Words such as “expect,” “intend,” “believe” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. Factors that could cause actual results or events to differ materially from those described in these forward-looking statements include those that are set forth in the Company’s filings with the Securities and Exchange Commission, as well as other factors that are beyond the Company’s control. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: October 16, 2024	By:	/s/ Vanessa Allen Sutherland
Vanessa Allen Sutherland
Executive Vice President

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